Exhibit 10.3

AMENDMENT NUMBER ONE

TO THE

HENRY SCHEIN, INC.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 2008

WHEREAS, Henry Schein, Inc. (the “Company”) maintains the Henry Schein, Inc. Supplemental Executive Retirement Plan, amended and restated effective as of January 1, 2008 (the “Plan”);

WHEREAS, pursuant to Section 16 of the Plan, the Board of Directors of the Company or an authorized committee may amend the Plan;

WHEREAS, the Compensation Committee is authorized to amend the Plan; and

WHEREAS, the Compensation Committee wishes to amend the Plan to provide for a special one-time contribution for the 2008 Plan year.

NOW, THEREFORE, the Plan is hereby amended effective as of January 1, 2008 as follows:

1.	Section 3(a) of the Plan is amended to include the following language at the end thereof:

“(a)     Notwithstanding anything herein to the contrary, solely with respect to the 2008 Plan Year, the Employer shall make a book entry contribution to the Deferral Account of each Participant, and any Eligible Employee if designated in writing by the Committee, in an additional amount determined by the Committee in its sole discretion, regardless of whether such Participant or Eligible Employee is employed by the Employer on the crediting date.”

IN WITNESS WHEREOF, this amendment has been executed June 16, 2009.

HENRY SCHEIN, INC.

By:	/s/ Michael S. Ettinger
Title:	Senior Vice President